UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

IC Places, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53278	42-1662836
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1211 Orange Avenue, Suite 300, Winter Park, FL	32789
(address of principal executive offices)	(zip code)

(407) 442-0309
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

ITEM 1.01. Entry into a Material Definitive Agreement

On May 22, 2012 IC Places, Inc. (“the Company” or “Buyer”) entered into a letter of intent with Punch Television Network (“Punch”, “Seller”).  Buyer would acquire substantially all of the assets, tangible and intangible, owned by Seller that are used in, or necessary for the conduct of, its Television Network business, including, without limitation:  (i) the Station Licenses, subject to any obligations contained in disclosed license agreements and all related intellectual property; (ii) the fixed assets of Seller; (iii) any and all customer lists; and (iv) the goodwill associated therewith, all free and clear of any security interests, mortgages or other encumbrances.  The aggregate consideration for the assets and business to be purchased would be a set amount of IC Places Common Stock, to be determined based on valuations of the assets acquired.

ITEM 9.01. Financial Statements and Exhibits.

     (a) Financial statements of business acquired:

          None

     (d)  Exhibits:

          None

NUMBER	EXHIBIT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IC PLACES, INC.

Dated: June 1, 2012	/s/ Steven Samblis
Steven Samblis
Chief Executive Officer
President